Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of ENDRA Life Sciences Inc. & Subsidiary on Form S-8 (File No. 333-218894) of our report dated March 11, 2019, with respect to our audits of the consolidated financial statements of ENDRA Life Sciences Inc. & Subsidiary as of December 31, 2018 and 2017, which is included in this Annual Report on Form 10-K of ENDRA Life Sciences Inc. & Subsidiary.

/s/ RBSM LLP

RBSM LLP
Henderson, NV
March 11, 2019